UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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Kaleyra, Inc.

(Name of Registrant as Specified In Its Charter)

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September 18, 2020

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of Kaleyra, Inc. on October 22, 2020 at 8:00 a.m. Pacific Time. The meeting will be held virtually, at https://www.cstproxy.com/kaleyra/2020. The meeting will commence with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders followed by presentations and a report on our operations.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. A copy of our Annual Report to Stockholders is also enclosed for your information.

The matters to be acted upon are described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Following the formal business of the meeting, we will report on our operations and respond to questions from stockholders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the Internet, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares. We look forward to seeing you at the annual meeting.

Sincerely yours,

/s/ Dario Calogero

DARIO CALOGERO

President and

Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 22, 2020

The 2020 annual meeting of stockholders of Kaleyra, Inc., a Delaware corporation, will be held on October 22, at 8:00 a.m. Pacific Time, virtually at https://www.cstproxy.com/kaleyra/2020, for the following purposes:

1. To elect two Class I directors to hold office until the 2023 annual meeting and until their respective successors are elected and qualified.

2. To vote on a non-binding advisory resolution to approve the compensation of our Named Executive Officers (as defined in the Proxy Statement).

3. To hold a non-binding advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers.

4. To ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our board of directors recommends a vote FOR Items 1, 2, and 4, and FOR EVERY ONE YEAR on Item 3. Stockholders of record at the close of business on September 4, 2020 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at Via Marco D’Aviano, 2, Milano, Italy 20131.

By order of the Board of Directors,

/s/ Dr. Avi S. Katz

Dr. Avi S. Katz

Secretary

September 18, 2020

IMPORTANT: Please vote your shares via the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 22, 2020: Our Proxy Statement is enclosed. Financial and other information concerning Kaleyra, Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2020. A complete set of proxy materials relating to our annual meeting, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders, is available on the Internet and may be viewed at https://www.cstproxy.com/kaleyra/2020.

2020 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in our proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

● Time and date:	8:00 a.m., Pacific Time, October 22, 2020

● Place:	Virtually, at: https://www.cstproxy.com/kaleyra/2020

● Record date:	September 4, 2020

● How to vote:	In general, you may vote by the Internet or mail. See “Voting Instructions” on page 4 for more detail regarding how you may vote if you are a registered holder or a beneficial owner of shares held in “street name.”

Voting Matters

	Board Voting Recommendations	Page Reference (for more detail)
Election of directors	FOR EACH DIRECTOR NOMINEE	5
Advisory vote on the compensation of our named executive officers	FOR	15
Advisory vote on the frequency of future advisory votes on executive compensation	FOR EVERY ONE YEAR	16
Ratification of BPM LLP as auditor for fiscal 2020	FOR	17

Board Nominees

					Committee Members
Name	Age	Director Since	Occupation	Independent	AC	CC	NGC
Dr. Emilio Hirsch	55	February 2020	Author, Entrepreneur, and Professor	X			X

John J. Mikulsky	75	December 2017	Businessman and Engineer	X	X	C	C

AC	Audit Committee
C	Chair
CC	Compensation Committee
NGC	Nominating and Governance Committee

Fiscal 2019 Business Performance and Executive Pay Highlights

•	27 billion billable messages and 3 billion voice calls processed, up 17.4% and 200.0% respectively, on a pro-forma basis, from 2018.

•	Total revenue of $129.6 million, up 66.4% year-over-year.

•	Gross margin of 20.3%, up from 19.8% in fiscal 2018.

•

Loss from operations of $2.4 million, which includes $8.3 million of one-time costs, including transaction costs related to the business combination of Kaleyra S.p.A. and Kaleyra (formerly known as GigCapital, Inc.) that occurred on November 26, 2021 (the “Business Combination”) and execution of Kaleyra’s public offering, compared with a loss of $5.5 million in fiscal 2018.

•	Net loss was $5.5 million, down from a net loss of $7.1 million in fiscal 2018.

•	Loss per share was $(0.48), down from a loss per share of $(0.72) in fiscal 2018.

•	Net cash from operations was $6.5 million, up 79.2% from fiscal 2018.

•

Overall, the fiscal 2019 compensation of our named executives (as set forth in the Summary Compensation Table on page 22, reflects both our outstanding performance for the fiscal year and our compensation philosophy:

Named Executives	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Dario Calogero President and Chief Executive Officer	$447,779	$3,745,706	—	—	$418,126	$4,611,611

Giacomo Dall’Aglio EVP and Chief Financial Officer	$279,862	$1,872,857	—	—	$124,610	$2,277,329

Julia Pulzone Former EVP and Chief Financial Officer	$184,932		—	—	—	$184,932

Luca Giardina Papa Former Chief Financial Officer	$156,714	$655,496	—	—	$85,391	$897,601

KALEYRA, INC.

VIA MARCO, D’AVIANO, 2

MILANO, ITALY 20131

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 22, 2020

The Board of Directors of Kaleyra, Inc. is soliciting your proxy for the 2020 Annual Meeting of Stockholders to be held on October 22, 2020, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and related materials are first being made available to stockholders on or about September 18, 2020. References in this proxy statement to the “Company,” “we,” “our,” “us” and “Kaleyra” are to Kaleyra, Inc., and references to the “annual meeting” are to the 2020 Annual Meeting of Stockholders. When we refer to Kaleyra’s fiscal year, we mean the annual period ending on December 31. This proxy statement covers our 2019 fiscal year, which was from January 1, 2019 through December 31, 2019 (“fiscal 2019”).

SOLICITATION AND VOTING

Record Date

Only stockholders of record at the close of business on September 4, 2020 will be entitled to notice of and to vote at the meeting and any adjournment thereof. As of the record date, 28,475,081 shares of common stock were outstanding and entitled to vote.

Quorum

A majority of the shares of common stock issued and outstanding as of the record date, or 14,237,541 shares of common stock, must be represented at the meeting, either in person or by proxy, to constitute a quorum for the transaction of business at the meeting. Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required to Adopt Proposals.

Each share of our common stock outstanding on the record date is entitled to one vote on each of the two director nominees and one vote on each other matter. For the election of directors, the two director nominees who receive the highest number of “For” votes will be elected as Class I directors. You may vote “For” or “Withhold” with respect to each director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. With respect to each of the other proposals, approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote.

Effect of Abstentions and Broker Non-Votes.

Shares not present at the meeting and shares voted “Withhold” will have no effect on the election of directors. With respect to Proposal No. 3, the advisory vote on the frequency of holding future advisory votes on executive compensation, an abstention will have the same effect as a vote against all of the frequency alternatives. For each of the other proposals, abstentions will have the same effect as an “against” vote. If you are a beneficial owner and hold your shares in “street name” in an account at a bank or brokerage firm, it is critical that you cast your vote if you want it to count in the election of directors and the executive compensation advisory proposal. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in street name, such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include the election of directors and the executive compensation advisory proposal. Banks and brokers may not vote on these proposals if you do not provide specific voting instructions. Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Voting Instructions

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your voting instructions. If no choice is indicated on the proxy card, the shares will be voted as the board recommends on each proposal. Many banks and brokerage firms have a process for their beneficial owners to provide instructions via the Internet. The voting form that you receive from your bank or broker will contain instructions for voting.

Depending on how you hold your shares, you may vote in one of the following ways:

Stockholders of Record: You may vote by proxy or over the Internet. Please follow the instructions provided in the Notice, or, if you requested printed copies of the proxy materials, on the proxy card you received, then sign and return it in the prepaid envelope. You may also vote in person at the annual meeting.

Beneficial Stockholders: Your bank, broker or other holder of record will provide you with a voting instruction card for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which options are available to you. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your bank, broker or other agent.

Votes submitted by via the Internet must be received by 11:59 p.m., Eastern Time, on October 21, 2020. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the annual meeting in person.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet as more fully detailed in your Notice or proxy card, or by delivering written instructions to the Corporate Secretary before the annual meeting. Attendance at the annual meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the annual meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent, or, if you have obtained a legal proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the annual meeting and voting in person.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and employees to solicit proxies, personally or by telephone, without additional compensation.

Voting Results

We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the SEC.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have a classified Board of Directors consisting of two Class I directors, two Class II directors and two Class III directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates. We have one vacancy for a seventh director, which our Board will act with regard to filling when a candidate is identified.

The term of the Class I directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class I directors of the Board of Directors at the meeting. Management’s nominees for election by the stockholders to those two positions are the current Class I members of the Board of Directors, Dr. Emilio Hirsch and John J. Mikulsky. If elected, each nominee will serve as a director until our annual meeting of stockholders in 2023 and until their respective successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than two persons.

The two nominees for Class I director receiving the highest number of votes will be elected as Class I directors. A “Withhold” vote will have no effect on the vote.

The Board of Directors recommends that you vote “FOR” the nominees named above.

The names of our current directors, including the nominees for Class I directors to be elected at this meeting, and certain information about them as of August 31, 2020 is set forth below.

Name	Principal Occupation	Age	Director Since
Class I Directors Nominated for Election at the 2020 Annual Meeting of Stockholders:

Dr. Emilio Hirsch	Author, Entrepreneur, and Professor	55	2020

John J. Mikulsky	Businessman and Engineer	75	2017

Class II Directors Whose Terms Expire at the 2021 Annual Meeting of Stockholders:

Matteo Lodrini	Financial Executive	53	2017

Neil Miotto	Accountant	74	2017

Class III Directors Whose Terms Expire at the 2022 Annual Meeting of Stockholders:

Dario Calogero	Chief Executive Officer	57	1999

Dr. Avi S. Katz	Businessman and Engineer	62	2017

Directors’ Principal Occupation, Business Experience, Qualifications, and Directorships

Dario Calogero has served as the Chief Executive Officer of Kaleyra S.p.A and a member of Kaleyra S.p.A.’s Board of Directors since the company was founded in 1999. He became a director and the Chief Executive Officer of Kaleyra upon the closing of the Business Combination. As a serial entrepreneur, he bootstrapped Kaleyra S.p.A. from its inception, quickly positioning the company in the mobile banking space, and leading the company as it expanded its product offerings and completed several acquisitions. Prior to founding Kaleyra S.p.A., Mr. Calogero held executive positions with Oracle, Fiat Chrysler Automobiles and management consulting companies including PricewaterhouseCoopers. Mr. Calogero holds a master’s degree in economics from Bocconi University in Milan. Kaleyra believes that Mr. Calogero is qualified to serve on the Board based on his historic knowledge of Kaleyra and his leadership and managerial experience.

Dr. Emilio Hirsch joined the Board of Directors on February 10, 2020, upon the resignation of Simone Fubini from the Board of Directors. Dr. Hirsch has been since 2005 a Full Professor of Experimental Biology at the Medical School of the University of Torino, Italy. Dr. Hirsch is an affiliate and director of Esse Effe S.p.A (“Esse Effe”), which is Kaleyra’s largest stockholder. Dr. Hirsch oversees Esse Effe’s holdings, particularly its real estate holdings. Dr. Hirsch is also an entrepreneur and the author of over two hundred and fifty publications. He graduated from the University of Torino in 1988, and also received his Ph.D. from the University of Torino in 1994. Kaleyra believes that Dr. Hirsch is qualified to serve on the Board of based upon his entrepreneurial background, and as he has been attending board meetings of Kaleyra S.p.A., Kaleyra’s wholly-owned operating subsidiary, for the last four years and has great familiarity with Kaleyra as a result, his historic knowledge of Kaleyra.

Dr. Avi S. Katz served as Kaleyra’s Founder, Executive Chairman of the Board, Chief Executive Officer, President and Secretary since October 2017 and upon the closing of the Business Combination and Kaleyra renamed itself Kaleyra, Inc., Dr. Katz transitioned to be the Executive Chairman of our Board of Directors. Dr. Katz has spent nearly 32 years in international executive positions within the TMT industry working for privately held start-ups, middle-cap companies and large enterprises. In these roles, Dr. Katz has been instrumental in launching and accelerating entities, building teams, large scale fund-raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing. Dr. Katz is the Founder and Sole Manager of the GigCapital Group (GigCG) and its affiliated entities, including GigAcquisitions, LLC GigAcquisitions2, LLC and GigAcquisitions3, LLC. GigCG is an inceptor and managing group of Private-to-Public Equity (PPE) entities, also known as a blank check company or special purpose acquisition company (SPAC) vehicles. He is the Founder and Executive Chairman of the Board of GigCapital2, Inc. (NYSE: GIX), since its incorporation in March 2019 in Delaware, and was its Chief Executive Officer from March 2019 until August 2019. He is also the Founder, Executive Chairman of the Board and Chief Executive Officer of GigCapital3, Inc., since its incorporation in February 2020 in Delaware. Dr. Katz is also the Co-Founder and from its inception in December 2018 until August 2020, served as the Executive Chairman of the Board of Cognizer, Inc., an artificial intelligence (“AI”) company with a natural language understanding platform based on deep learning. Previously, Dr. Katz dedicated 10 years to developing and managing GigPeak (NYSE American: formerly GIG), originally known as GigOptix, Inc. From its inception in April 2007 until its sale in April 2017, GigPeak provided semiconductor integrated circuits (ICs) and software solutions for high-speed connectivity and video compression. While Dr. Katz was at GigPeak’s helm, the company completed 10 M&A deals. GigPeak was sold to Integrated Device Technology, Inc. (Nasdaq: IDTI) for $250 million in cash in April 2017. From 2003 to 2005, Dr. Katz was the chief executive officer, president, and member of the Board of Directors of Intransa, Inc., which at the time provided full-featured, enterprise-class IP-based Storage Area Networks (SAN). From 2000 to 2003, Dr. Katz was the Chief Executive Officer of Equator Technologies. Equator Technologies sought to commercialize leading edge programmable media processing platform technology for the rapid design and deployment of digital media and imaging products. Equator Technologies was sold to Pixelworks, Inc. for $110 million in 2005. Dr. Katz has held several leadership positions over the span of his 30+ year career within the technology industry and has made numerous angel investments in high-tech companies around the world. In addition, Dr. Katz is a graduate of the Israeli Naval Academy and holds a B.Sc. and Ph.D. in Semiconductors Materials from the Technion (Israel Institute of Technology). He is a serial entrepreneur and long-time angel investor in the TMT sector, holds more than 70 U.S. and international patents, has published approximately 300 technical papers and is the editor of a number of technical books. Kaleyra believes Dr. Katz is qualified to serve on the Board based on his leadership, industry and managerial experience.

Matteo Lodrini. Matteo Lodrini joined Kaleyra S.p.A.’s Board of Directors in 2017 and became a director of Kaleyra upon the closing of the Business Combination. Since 2007, Mr. Lodrini has served as the Chief Financial Officer of De Nora Group, a high-growth, global water treatment sector company. He is responsible for all financial operations including leading the company’s acquisition strategy. Mr. Lodrini is a finance executive with significant experience in all phases of cross border corporate transactions, global business development, corporate finance and capital markets, and has an in depth knowledge of financial operations and controls and internal audit processes. Mr. Lodrini holds a master’s degree in Economics from Brescia University and a masters in Corporate Finance from SDA Bocconi in Milan. Kaleyra believes that Mr. Lodrini is qualified to serve on the Board of Directors based on his financial and managerial experience.

John J. Mikulsky joined the Board of Directors as an independent director in December of 2017. He joined the Board of Directors of GigCapital2, Inc. and the Board of Directors of Cognizer, Inc. in March 2019, serving on that board until August 2020, and the Board of Directors of GigCapital3, Inc. in February 2020. Mr. Mikulsky served as the Chief Executive Officer of Traycer Diagnostic Systems, Inc. from August 2016 to December 2017, and as a director, from October 2014 to December 2017. He previously served as President and Chief Executive Officer of Endwave Corporation (Nasdaq: ENWV) from December 2009 until June 2011, when Endwave Corporation was acquired by GigPeak; subsequent to such acquisition, he served on the Board of Directors of GigPeak from June 2011 until its sale to IDT in April 2017. From May 1996 until November 2009, Mr. Mikulsky served Endwave in a multitude of capacities including Vice President of Product Development, Vice President of Marketing and Business Development and Chief Operating Officer. Prior to Endwave, Mr. Mikulsky worked as a Technology Manager for Balazs Analytical Laboratory, from 1993 until 1996, a provider of analytical services to the semiconductor and disk drive industries. Prior to 1993, Mr. Mikulsky worked at Raychem Corporation, most recently as a Division Manager for its Electronic Systems Division. Mr. Mikulsky holds a B.S. in electrical engineering from Marquette University, an M.S. in electrical engineering from Stanford University and an S.M. in Management from the Sloan School at the Massachusetts Institute of Technology.

Neil Miotto joined Kaleyra’s Board in October 2017. Mr. Miotto also serves as a director of GigCapital2, Inc. since March 2019 and GigCapital3, Inc. since February 2020, and was a director of Cognizer, Inc. from March 2019 to August 2020. In addition, Mr. Miotto served on the Board of Directors of Micrel, Inc. prior to its sale to Microchip Technology Inc. in May 2015, and on the Board of Directors of GigPeak from 2008 until its sale to IDT in April 2017. Mr. Miotto is a financial consultant and a retired assurance partner of KPMG LLP, where he was a partner for twenty-seven years until his retirement in September 2006. Since his retirement from KPMG LLP, Mr. Miotto has provided high-level financial consulting services to companies in need of timely accounting assistance and in serving on public company boards. He is deemed to be a “audit committee financial expert” under SEC rules. While at KPMG LLP, Mr. Miotto focused on serving large public companies. Mr. Miotto also served as an SEC reviewing partner while at KPMG LLP. He is a member of the American Institute of Certified Public Accountants. He holds a Bachelor of Business Administration degree from Baruch College, of The City University of New York. Kaleyra believes that Mr. Miotto is qualified to serve on the Board based on his financial and managerial experience, and his experience serving on public company boards.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that, other than Messrs. Calogero and Katz, each of the current members of the Board is an “independent director” for purposes of the listing standards of the NYSE American and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, as the term relates to membership on the board of directors and the various committees of the board of directors, and which is defined generally as a person other than an executive officer or employee of Kaleyra or its subsidiaries or any other individual having a relationship, which, in the opinion of our Board of Directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has also determined that Simone Fubini, who served as a director until February 2020, was independent at the time he served as a director.

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interests of Kaleyra and our stockholders. The Board’s responsibilities include:

•	selecting, evaluating the performance of, and determining the compensation of the CEO and other executive officers;

•	planning for succession with respect to the position of CEO and monitoring management’s succession planning for other executive officers;

•	reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions;

•	overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed; and

•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

The Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as appropriate. The Board held five sessions for the independent directors to meet without Messrs. Calogero and Katz present. Board members have access to all of our employees outside of Board meetings, and the Board encourages each director to visit each Kaleyra site on a regular basis and meet with local management at each site.

Board Leadership Structure. The Board does not have a fixed policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman of the Board and its leadership structure, from time to time, based on the criteria that it deems in the best interests of Kaleyra and its stockholders. However, the Board does maintain a separate Executive Chairman of the Board who is not the Chief Executive Officer of Kaleyra. The duties of the Executive Chairman of the Board include:

•	presiding over all meetings of the Board;

•	preparing the agenda for Board meetings in consultation with the CEO and other members of the Board;

•	working with the Chairman of the Nominating and Corporate Governance Committee to manage the Board’s process for annual director self-assessment and evaluation of the Board and of the CEO; and

•	presiding over all meetings of stockholders.

The Board’s Role in Risk Oversight at Kaleyra

One of the Board’s functions is oversight of risk management at Kaleyra. “Risk” is inherent in business, and the Board seeks to understand and advise on risk in conjunction with the activities of the Board and the Board’s committees.

Defining Risk. The Board and management consider “risk” for these purposes to be the possibility that an undesired event could occur that might adversely affect the achievement of our objectives. Risks vary in many ways, including the ability of Kaleyra to anticipate and understand the risk, the types of adverse impacts that could occur if the undesired event occurs, the likelihood that an undesired event and a particular adverse impact would occur, and the ability of Kaleyra to control the risk and the potential adverse impacts. Examples of the types of risks faced by Kaleyra include:

•	macro-economic risks, such as inflation, reductions in economic growth, or recession;

•	political risks, such as restrictions on access to markets, confiscatory taxation, or expropriation of assets;

•	“event” risks, such as natural disasters; and

•	business-specific risks related to strategic position, operational execution, financial structure, legal and regulatory compliance, and corporate governance.

Not all risks can be dealt with in the same way. Some risks may be easily perceived and controllable, and other risks are unknown; some risks can be avoided or mitigated by particular behavior, and some risks are unavoidable as a practical matter. For some risks, the potential adverse impact would be minor, and, as a matter of business judgment, it may not be appropriate to allocate significant resources to avoid the adverse impact; in other cases, the adverse impact could be significant, and it is prudent to expend resources to seek to avoid or mitigate the potential adverse impact. In some cases, a higher degree of risk may be acceptable because of a greater perceived potential for reward. Kaleyra engages in numerous activities seeking to align its voluntary risk-taking with company strategy, and understands that its projects and processes may enhance Kaleyra’s business interests by encouraging innovation and appropriate levels of risk-taking.

Management is responsible for identifying risk and risk controls related to significant business activities; mapping the risks to company strategy; and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, the appropriate manner in which to control risk, and the support of the programs discussed below and their risk to company strategy. The Board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on the significant voluntary and involuntary risks that Kaleyra faces and how Kaleyra is seeking to control risk if and when appropriate. In some cases, as with risks of new technology and risks related to product acceptance, risk oversight is addressed as part of the full Board’s engagement with the CEO and management. In other cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee oversees issues related to internal control over financial reporting and significant pending and threatened litigation, and the Compensation Committee oversees risks related to compensation programs, as discussed in greater detail below. Presentations and other information for the Board and Board committees generally identify and discuss relevant risk and risk control, and the Board members assess and oversee the risks as a part of their review of the related business, financial, or other activity of Kaleyra. The full Board also receives specific reports on enterprise risk management, in which the identification and control of risk are the primary topics of the discussion.

Risk Assessment in Compensation Programs. We have assessed Kaleyra’s compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Kaleyra. Kaleyra management assessed Kaleyra’s executive and broad-based compensation and benefits programs on a worldwide basis to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. Kaleyra’s existing compensation policies and philosophies support the use of base salary, annual cash incentive bonus, annual equity-based compensation and long-term equity-based incentive compensation.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to Kaleyra as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of Kaleyra; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Executive Sessions

The independent directors meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Meetings of the Board of Directors and Committees

The Board of Directors held five meetings during the fiscal year ended December 31, 2019. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the board and all of the committees of the board on which such director served during that period.

The following table sets forth the standing committees of the board of directors and the members of each committee as of the date that this proxy statement was first made available to our stockholders:

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Dario Calogero
Dr. Emilio Hirsch			X
Dr. Avi S. Katz
Matteo Lodrini	X	X	X
John J. Mikulsky	X	Chair	Chair
Neil Miotto	Chair	X
Number of meetings during fiscal 2019:	5	1	0

Audit Committee

We have established an Audit Committee of the Board. Messrs. Miotto, Mikulsky, and Lodrini serve as members of our Audit Committee. Mr. Miotto serves as chairman of the Audit Committee. Under the NYSE listing standards and applicable SEC rules, we are required to have three members of the Audit Committee all of whom must be independent. Messrs. Miotto, Mikulsky, and Lodrini are independent.

Each member of the Audit Committee is financially literate and our Board has determined that Mr. Miotto qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an Audit Committee charter, which details the purpose and principal functions of the Audit Committee, including:

•

assisting the Board in the oversight of (1) the accounting and financial reporting processes of Kaleyra and the audits of the financial statements of Kaleyra, (2) the preparation and integrity of the financial statements of Kaleyra, (3) the compliance by Kaleyra with financial statement and regulatory requirements, (4) the performance of Kaleyra’s internal finance and accounting personnel and its independent registered public accounting firms, and (5) the qualifications and independence of Kaleyra’s independent registered public accounting firms;

•

reviewing with each of the internal and independent registered public accounting firms the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;

•

reviewing and discussing with management and internal auditors Kaleyra’s system of internal control and discuss with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;

•

reviewing and discussing with management, internal auditors and independent registered public accounting firm Kaleyra’s financial and critical accounting practices, and policies relating to risk assessment and management;

•	receiving and reviewing reports of the independent registered public accounting firm discussing 1) all critical accounting policies and practices to be used in the firm’s audit of Kaleyra’s financial statements, 2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and 3) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

•

reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” of Kaleyra prior to the filing of Kaleyra’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•

reviewing, or establishing, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;

•

discussing with management and independent registered public accounting firm any changes in Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives;

•	reviewing material pending legal proceedings involving Kaleyra and other contingent liabilities;

•

meeting periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;

•

reviewing and approving all transactions between Kaleyra and related parties or affiliates of the officers of Kaleyra requiring disclosure under Item 404 of Regulation S-K prior to Kaleyra entering into such transactions;

•

establishing procedures for the receipt, retention and treatment of complaints received by Kaleyra regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;

•

reviewing periodically with Kaleyra’s management, independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding Kaleyra’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and

•	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm.

Compensation Committee

We have established a Compensation Committee of the Board. As of December 31, 2019, the members of our Compensation Committee were Messrs. Mikulsky, Fubini, and Miotto. Mr. Mikulsky serves as chairman of the Compensation Committee. Upon Mr. Fubini’s resignation from the Board on February 10, 2020, he was replaced on the committee by Mr. Lodrini. We have adopted a Compensation Committee charter, which details the purpose and responsibility of the Compensation Committee, including:

•	reviewing the performance of the Chief Executive Officer and executive management;

•	assisting the Board in developing and evaluating potential candidates for executive positions (including Chief Executive Officer);

•

reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluate the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and set Chief Executive Officer and other executive officer compensation levels consistent with its evaluation and the company philosophy;

•	approving the salaries, bonus and other compensation for all executive officers;

•	reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;

•	reviewing and discussing with the Board and senior officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior officers;

•	reviewing and making recommendations concerning executive compensation policies and plans;

•	reviewing and recommending to the Board the adoption of or changes to the compensation of Kaleyra’s directors;

•	reviewing and approving the awards made under any executive officer bonus plan, and provide an appropriate report to the Board;

•

reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options, restricted stock units (RSUs) and other equity-based plans, and, except as otherwise delegated by the Board of Directors, acting on as the “Plan Administrator” for equity-based and employee benefit plans;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for Kaleyra’s executive officers and employees;

•	reviewing periodic reports from management on matters relating to Kaleyra’s personnel appointments and practices;

•	assisting management in complying with Kaleyra’s proxy statement and annual report disclosure requirements;

•	issuing an annual report of the Compensation Committee on Executive Compensation for Kaleyra’s annual proxy statement in compliance with applicable SEC rules and regulations;

•	annually evaluating the Committee’s performance and the committee’s charter and recommending to the Board of Directors any proposed changes to the charter or the committee; and

•

undertaking all further actions and discharge all further responsibilities imposed upon the Committee from time to time by the Board, the federal securities laws or the rules and regulations of the SEC.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE American and the SEC.

Nominating and Corporate Governance Committee

We have established a Nominating and Corporate Governance Committee of the Board. As of December 31, 2019, the members of our Nominating and Corporate Governance were Messrs. Fubini, Lodrini, and Mikulsky. Mr. Fubini served as chair of the Nominating and Corporate Governance committee until such time as he resigned from the Board on February 10, 2020, when he was replaced on the committee by Dr. Hirsch and as chair of the committee by Mr. Mikulsky. We have adopted a Nominating and Corporate Governance Committee charter, which details the purpose and responsibilities of the Nominating and Corporate Governance Committee, including:

•	developing and recommending to the Board the criteria for appointment as a director;

•	identifying, considering, recruiting and recommending candidates to fill new positions on the Board;

•	reviewing candidates recommended by stockholders;

•	conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

•	recommending director nominees for approval by the Board and election by the stockholders at the next annual meeting.

The charter also provides that the Nominating and Corporate Governance Committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board o considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares did not have the right to recommend director candidates for nomination to our Board.

Director Nominations

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of Kaleyra (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by Kaleyra; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by Kaleyra. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described herein.

Communications with Directors

Shareholders may communicate with Kaleyra’s Board of Directors through Kaleyra’s Secretary by sending an e-mail to investors@kaleyra.com, or by writing to the following address: Board of Directors, c/o Secretary, Kaleyra, Inc., Via Mario D ‘Aviano, 2, 20131 Milan, Italy. Kaleyra’s Secretary will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Kaleyra’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within Kaleyra for review and possible response.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend our annual meeting of stockholders.

Committee Charters and Other Corporate Governance Materials

We have adopted a Code of Ethics applicable to our management team and employees in accordance with applicable federal securities laws. You are able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us, or may accessed on our company website at https://investors.kaleyra.com/. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Our board of directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each charter is available on our website at https://investors.kaleyra.com/corporate-governance/governance-documents.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that address the composition of the board, criteria for board membership and other board governance matters. These guidelines are available on our website at https://investors.kaleyra.com/corporate-governance/governance-documents. A printed copy of the guidelines may also be obtained by any stockholder upon request.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee are or have been an officer or employee of Kaleyra. During fiscal December 31, 2019, no member of the Compensation Committee had any relationship with Kaleyra requiring disclosure under Item 404 of Regulation S-K. During fiscal December 31, 2019, none of Kaleyra’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on Kaleyra’s Compensation Committee or board of directors.

PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE

TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers, commonly referred to as a “Say-on-Pay” vote. As discussed further in Proposal No. 3 below, our board of directors believes that such advisory votes be held annually at the annual meeting of stockholders, and is so recommending that this be the frequency of such votes, but as this is the initial opportunity to conduct such a non-binding, advisory vote following the consummation of the Business Combination on November 25, 2019, is proceeding with one at this time. Because the vote is advisory, it is not binding on Kaleyra, our board of directors or our Compensation Committee in any way. However, our board of directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the executive compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

As described in the Executive Compensation section included elsewhere in this proxy statement, we seek to closely align the interests of our executive officers with the interests of our stockholders and to offer compensation that will enable us to attract and retain superior executive talent. Please read the Executive Compensation section of this proxy statement for a more detailed discussion about our compensation philosophy and our executive compensation programs.

The advisory vote on executive compensation solicited by this proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, which is disclosed elsewhere in this proxy statement. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions.

Stockholders will be asked at the annual meeting to approve the following resolution pursuant to this Proposal No. 2:

“RESOLVED, that the stockholders of Kaleyra, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2019, as disclosed in the Company’s definitive proxy statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation section, the compensation tables and the related narrative discussion.”

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required for approval of this resolution. Abstentions will have the same effect as a vote against the resolution. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote.

The board of directors unanimously recommends that you vote “FOR” approval of the foregoing resolution.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES

ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In addition to holding an advisory Say-on-Pay vote on executive compensation, the Dodd-Frank Act also requires that we conduct a separate non-binding advisory vote on the frequency of future Say-on-Pay votes. Stockholders may cast a non-binding advisory vote on whether they would prefer that we hold the advisory Say-on-Pay vote every year, every two years or every three years. Stockholders may also abstain from voting on this matter.

Our board of directors believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our stockholders. Our board of directors believes that, of the three choices, submitting a nonbinding, advisory Say-on-Pay resolution to stockholders every year is the most appropriate choice. Although our compensation program is designed to induce performance over a multi-year period, and the amount of compensation and mix of components of such compensation in any one year may differ from year to year, we believe that annual advisory votes will enhance or reinforce accountability. Our board of directors believes that annual stockholder feedback will provide useful inputs to the board as the board evaluates the overall compensation paid to our named executive officers, the components of that compensation and the effectiveness of that compensation.

The board believes that giving our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers is a good corporate governance practice and is in the best interests of our stockholders. We understand that stockholders may have different views as to what is the best approach for Kaleyra and we look forward to hearing from our stockholders on this proposal

Stockholders are not voting to approve or disapprove the recommendation of our board of directors. Rather, stockholders are being provided with the opportunity to cast a non-binding advisory vote on whether the advisory Say-on-Pay vote should occur once every (a) one year, (b) two years or (c) three years, or to abstain from voting on the matter.

The vote on this proposal is advisory, and therefore is not binding on Kaleyra, our board of directors or our Compensation Committee in any way. However, our board of directors and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote in determining the frequency of future advisory votes on the compensation of our named executive officers.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to approve the frequency of future Say-on-Pay votes. Abstentions will have the same effect as voting against all of the frequency alternatives. Because broker non-votes are not counted as votes for or against the proposal, they will have no effect on the outcome of the vote. If a majority of the shares present in person or by proxy and entitled to vote on the matter do not vote in favor of one of the three frequencies, the frequency which receives the highest number of votes will be considered to be the frequency favored by stockholders.

The board of directors unanimously recommends that you vote for the option of “EVERY ONE YEAR” as the frequency of future Say-on-Pay votes.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected BPM LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of Kaleyra for the fiscal year ending 2020. BPM LLP has acted in such capacity since its appointment in fiscal year 2019, following it serving in that capacity prior to the consummation of the Business Combination for GigCapital, Inc. For Kaleyra’s fiscal year ended December 31, 2018, Kaleyra S.p.A.’s independent registered public accounting firm was KPMG S.p.A. Upon the Business Combination, Kaleyra S.p.A. is considered the “accounting acquiror” of Kaleyra, Inc. (f/k/a GigCapital, Inc.), even though Kaleyra, Inc. is the legal acquiror. BPM LLP has been and remains the independent registered public accounting firm of Kaleyra, Inc., including for the fiscal year ended December 31, 2019. As previously disclosed in our Current Report on Form 8-K dated December 2, 2019, following the closing of the Business Combination, KPMG S.p.A. declined to stand for reappointment. The Boards of Directors of Kaleyra S.p.A. and Kaleyra, Inc., and the audit committee of the Board of Directors of Kaleyra, Inc. did not take any action with respect to the status of KPMG S.p.A. as the audit committee of the Board of Directors had previously named BPM LLP as the independent registered public accounting firm of Kaleyra, Inc., and such appointment had been ratified by the stockholders of such party. For this annual meeting of stockholders, a representative of BPM LLP is expected to be present, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed to Kaleyra for the fiscal years ended 2018 and 2019 by BPM LLP (in thousands):

	Fiscal Year Ended December 31, 2019	Fiscal Year Ended December 31, 2018
Audit fees (1)	$766	$134
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards, including permitted due diligence services related to a potential business combination.

(3)	Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.
(4)	All other fees consist of fees for products and services other than the services reported above.

The Audit Committee has determined that all services performed by BPM LLP are compatible with maintaining the independence of BPM LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated to the chair of the Audit Committee the authority to approve permitted services provided that the chair reports any decisions to the Audit Committee at its next scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the annual meeting is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal. If the stockholders do not approve the ratification of BPM LLP as our independent registered public accounting firm, the Audit Committee will reconsider its selection.

The board of directors unanimously recommends that you vote “FOR” the ratification of the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three directors, each of whom, in the judgment of the board of directors, is an “independent director” as defined in the listing standards of the NYSE American. The Audit Committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on Kaleyra’s website at https://investors.kaleyra.com/corporate-governance/governance-documents.

The Audit Committee oversees Kaleyra’s financial reporting process on behalf of the board of directors. The Audit Committee is responsible for retaining Kaleyra’s independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to insure compliance with applicable laws and regulations. Kaleyra’s independent registered public accounting firm, BPM LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management Kaleyra’s audited financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of Kaleyra’s internal controls and the overall quality of Kaleyra’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to Kaleyra’s board of directors that Kaleyra’s audited financial statements be included in Kaleyra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

AUDIT COMMITTEE

Neil Miotto, Chair

John J. Mikulsky

Matteo Lodrini

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Kaleyra under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Kaleyra specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Kaleyra has developed an executive compensation program that is consistent with Kaleyra’s existing compensation policies and philosophies, which are designed to align compensation with its business objectives and the creation of stockholder value, while enabling Kaleyra to attract, motivate and retain individuals who contribute to its long-term success. Decisions on the executive compensation program are made by the Compensation Committee of the Board.

Decisions regarding executive compensation reflect a belief that the executive compensation program must be competitive in order to attract and retain our executive officers. The Compensation Committee seeks to implement the compensation policies and philosophies by linking a significant portion of Kaleyra’s executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as both annual and long-term incentive compensation in the form of equity awards.

Compensation for Kaleyra’s executive officers has three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation.

Employment Agreements

On March 13, 2020, Kaleyra entered into an employment agreement with its Chief Executive Officer, Mr. Dario Calogero. That employment agreement provides that Mr. Calogero will receive a base salary at an annual rate of $450,000, subject to increase from time to time as determined by the Board or its Compensation Committee, and a relocation allowance covering the period of time that Mr. Calogero is based in New York (which is expected to end in July 2021) of $400,000 per year, as well as that he shall be eligible to receive an annual bonus and long-term equity-based awards. The employment agreement with Mr. Calogero is discussed in more detail below under the caption “Employment Arrangements with Named Executive Officers.” However, the base salary for Mr. Calogero as stated in the employment agreement is established based on the scope of his responsibilities, taking into account market compensation paid by comparable companies for equivalent positions. Similarly, although there is not an employment agreement between Kaleyra’s EVP and Chief Financial Officer, Mr. Giacomo Dall’Aglio, his base salary has been determined in a similar manner. The Board in December 2019 determined that Mr. Dall’Aglio will receive a base salary at an annual rate of €250,000, subject to increase from time to time as determined by the Board or its Compensation Committee, a monthly relocation allowance covering the period of time that Mr. Dall’Aglio is based in New York at the annual rate of €175,000, with payments ending on June 30, 2021, and he is eligible to receive a bonus of 50% of his base salary based upon financial and operational objectives achievable within an applicable fiscal year as well as long-term equity-based awards. Furthermore, base salaries will be reviewed annually by the Compensation Committee to the extent recommended upon advice and counsel of its advisors, and any increases are expected to be similar in scope to Kaleyra’s overall corporate salary increase, if any. For comparison purposes, Kaleyra has utilized compensation survey data from Compensia and the peer company proxy filings. Kaleyra’s philosophy is to target the named executive officer base salaries to be in the range between the median up to the 75th percentile of salaries for executives in equivalent positions at comparable companies. Kaleyra believes targeting the named executive officer salaries to be in the range between the median up to the 75th percentile of salaries relative to comparable companies reflects Kaleyra’s best efforts to ensure it is neither overpaying nor underpaying its named executive officers.

Annual Bonuses

Kaleyra uses annual cash incentive bonuses for the named executive officers to tie a portion of their compensation to financial and operational objectives and key results achievable within the applicable fiscal year. Near the beginning of each year, the Compensation Committee selects the performance targets, or Objectives and

Key Results (“OKR”) or other bonus performance objectives of Kaleyra, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the named executive officers. Following the end of each year, the Compensation Committee will determine the extent to which the OKR or other performance objectives were achieved and the amount of the award that is payable to the named executive officers. In addition, on occasion, and at the sole discretion of the Board or the Compensation Committee, Kaleyra may grant special achievement bonuses to the named executive officers in recognition of a special event or achievement that has significantly improved the performance, strength or nature of Kaleyra and its business.

Notwithstanding the discussion in the prior paragraph, for the 2020 fiscal year, Kaleyra has decided not to have a full-year annual bonus program, and in lieu thereof, on July 13, 2020, Kaleyra instead implemented a corporate bonus program that will be utilized to calculate cash and equity bonuses that may become payable to employees solely with respect to the second half of fiscal year 2020 (the “Second Half of 2020 Employee MBO Plan”). The Compensation Committee has responsibility for administering this plan, which applies to all employees, including its named executive officers.

The Second Half of 2020 Employee MBO Plan is designed to align employees with Kaleyra’s business goals and strategies, and to further the objectives of Kaleyra’s compensation program. Payouts under the Second Half of 2020 Employee MBO Plan will be determined by the Compensation Committee following the conclusion of the 2020 fiscal year end, and bonuses will be based on Kaleyra achieving objectively determinable financial performance targets (the “Performance Objectives”), and by employees based on their individual achievement of pre-determined “Management by Objectives” (MBOs). The percentage of the target bonus for the named executive officers that is subject to the Performance Objectives and the MBOs will each be fifty percent (i.e., half of their target bonus will be based upon Kaleyra achieving the Performance Objectives and half of their target bonus will be determined by their individual achievement of their MBOs). The Performance Objectives will be measured by the achievement of specific financial goals related to both a revenue and an adjusted earnings achievement requirement for the second half of the 2020 fiscal year. At target revenue performance, sixty percent of the Performance Objectives component of the bonus is earned, and at target adjusted earnings performance, the other forty percent of the Performance Objectives component of the bonus is earned. Threshold performance of either the revenue performance or adjusted earnings performance component of the Performance Objectives is at eighty percent of target and will result in a proportional portion of the respective component of the Performance Objectives being earned.

Any bonuses payable pursuant to the Second Half of 2020 Employment MBO Plan will be paid in a combination of cash and/or in the form of restricted stock units (“RSUs”). For the named executive officers, up to fifty percent of the bonus will be paid in cash and 50% of the bonus will be paid in RSUs. The total amount of the bonus for which each of the named executive officers is eligible is respectively for Mr. Calogero and Mr. Dall’Aglio, one hundred percent of the base salary and fifty percent of their base salaries for the second half of fiscal year 2020.

Kaleyra expects to return to full-year annual bonuses utilizing OKRs as discussed above in the 2021 fiscal year.

Equity-Based Awards

Kaleyra uses equity-based awards to reward long-term performance of the named executive officers. Kaleyra believes that providing a meaningful portion of the total compensation package in the form of equity-based awards aligns the incentives of its named executive officers with the interests of its stockholders and serves to motivate and retain the individual named executive officers. Any awards would be made in accordance with the executive compensation program discussed above. Kaleyra is currently using RSUs to encourage long term performance.

Other Compensation

Kaleyra maintains various employee benefit plans, including medical, dental, life insurance and defined benefit plans, granted to Italian and Indian employees, and 401(k) plans, in which the named executive officers will participate. It also provides certain perquisites to its named executive officers, subject to the Compensation Committee’s ongoing review.

Deductibility of Executive Compensation

Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to the chief executive officer, the chief financial officer, the three other most highly paid executive officers of a publicly traded corporation, and anyone previously subject to Section 162(m) for any taxable year beginning after December 31, 2016. It is the policy of Kaleyra to consider the tax impact of its compensation arrangements as one factor, among others, in evaluating and determining the structure, implementation, and amount of awards paid to its executive officers. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the post-combination company and its stockholders, and maintaining tax deductibility will not be the sole consideration taken into account in determining what compensation arrangements are in our and our stockholders’ best interests. The right to grant compensation that is not deductible is expressly reserved, and Kaleyra may do so.

Director Compensation

Kaleyra’s Compensation Committee determines the annual compensation to be paid to the members of its Board.

Following are the tabular disclosures of Kaleyra’s executive officer and director compensation:

Summary Compensation Table

The table below sets forth the annual compensation levels of the principal executive officer who serves as Chief Executive of Kaleyra and the next most highly compensated officer. Kaleyra does not currently have a third named executive officer following the departure of Ms. Pulzone as set forth below. The compensation totals and individual amounts reflect the compensation of such officers by Kaleyra as of December 31, 2019. In fiscal year 2020, such totals and amounts may change based, on among other things, changes to the terms of the employment of such persons.

Name and Principal Position (1)	Year	Base Salary ($) (1)	Bonus ($) (2)	Option Awards ($) (3)	RSUs ($) (4)	All Other Compensation ($)		Total ($)
Dario Calogero	2019	$447,779	$—	$—	$3,745,706	$418,126	(5)	$4,611,611
President and Chief Executive Officer	2018	314,356	157,650	—	—	440,527	(5)	912,533

Giacomo Dall’Aglio (6)	2019	279,862	—	—	1,872,857	124,610	(7)	2,277,329
EVP and Chief Financial Officer	2018	138,003	67,851	1,485,416	—	293,129	(7)	1,984,399

Julia Pulzone (8)	2019	184,932	—	—	—	—		184,932
Former EVP and Chief Financial Officer	2018	—	—	—	—	—		—

Luca Giardina Papa (9)	2019	156,714	—	—	655,496	85,391	(10)	897,601
Former Chief Financial Officer	2018	136,798	38,969	1,485,416	—	79,530	(10)	1,740,713

(1)

All employees paid in local currency; amounts in table are converted to U.S. dollars to the extent paid in euros. For fiscal year 2018, the salaries were paid in euros and converted to U.S. dollars for purposes of presentation in this table. An exchange rate of 1.180014 was used for 2018 and is based on the average exchange rate as of December 31, 2018. An exchange rate of 1.119446 was used for 2019 and is based on the average exchange rate as of December 31, 2019.

(2)

No bonuses were paid for fiscal year 2019. For fiscal year 2018, all amounts represent annual bonuses that were paid for that fiscal year. All bonuses were paid in euros and have been converted to U.S. dollars for purposes of presentation in this table. An exchange rate of 1.180014 was used and is based on the average exchange rate as of December 31, 2018. The amount for Mr. Calogero includes an annual bonus received in November 2018 and June 2019 of $157,650 (€133,600). The amount for Mr. Dall’Aglio includes an annual bonus received in twelve equal amount from July 2018 to June 2019 of $67,851 (€57,500). The amount for Mr. Papa includes an annual bonus received in October 2018 and April 2019 of $38,969 (€33,025).

(3)

These amounts represent the value of vested shares awarded to Mr. Dall’Aglio and Mr. Papa. Mr. Dall’Aglio and Mr. Papa each received a stock option grant of 1,377 shares in fiscal year 2018 under the Kaleyra S.p.A. Stock Option Plan. Such shares were to vest over a three year period. In November 2018 the Kaleyra S.p.A. Board of Directors accelerated the Kaleyra S.p.A. Stock Option Plan and all options issued under this plan fully vested. Kaleyra S.p.A. issued these shares to Mr. Dall’Aglio and Mr. Papa. The shares were valued in euros and have been converted to U.S. dollars for purposes of presentation in this table. An exchange rate of 1.180014 was used for 2018 and is based on the average exchange rate for the year ended December 31, 2018.

(4)	The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(5)

Other Compensation for Mr. Calogero includes $391,806 for 2019 and $413,005 for 2018 as an annual relocation bonus for his temporary relocation to New York, New York from Milan, Italy through July 2021, paid in equal monthly installments in 2019 and, for 2018, in a single installment paid in November 2018, respectively. Mr. Calogero also received benefits in the amount of $26,320 for 2019 and $27,523 for 2018 for company-paid contributions to the pension plan (€23,511 and €23,324, respectively). These amounts were paid in euros and have been converted to U.S. dollars for purposes of presentation in this table. An exchange rate of 1.119446 was used for 2019 and is based on the average exchange rate for the year ended December 31, 2019. In addition, an exchange rate of 1.180014 was used for 2018 and is based on the average exchange rate for the year ended December 31, 2018.

(6)

Mr. Dall’Aglio was appointed Chief Financial Officer effective December 16, 2019, the base salary reported is that one recognizes from that date. Prior to that time, he was Kaleyra’s EVP and Chief Corporate Development Officer.

(7)

Other Compensation for 2019 for Mr. Dall’Aglio includes $82,279 (€73,500) as a relocation bonus for his temporary relocation to New York, New York from Milan, Italy through July 2021. Mr. Dall’Aglio also received benefits in the amount of $4,133 (€3,692) for health care insurance, $5,597 (€5,000) for life insurance benefits provided to managers within Kaleyra. Kaleyra S.p.A. also contributed $ 22,987 (€20,534) on behalf of Mr. Dall’Aglio to the National Social Welfare Institution Pension Plan. This contribution is a mandatory contribution by Kaleyra S.p.A. on behalf of Mr. Dall’Aglio, and $9,613 (€8,588) for a private pension plan (Fondo di Previdenza Mario Negri). These amounts were recorded in euros and have been converted to U.S. dollars for purposes of presentation in this table. An exchange rate of 1.119446 was used for 2019 and is based on the average exchange rate as of year ended December 31, 2019. Other Compensation for 2018 for Mr. Dall’Aglio includes $236,003 (€200,000) as a relocation bonus for his temporary relocation to New York, New York from Milan, Italy through July 2021. Mr. Dall’Aglio also received benefits in the amount of $4,418 (€3,744) for a company provided car net of reimbursement for personal usage percentage, $4,369 (€3,703) for health care insurance, $5,913 (€5,011) for life insurance benefits provided to managers within Kaleyra. Kaleyra S.p.A. also contributed $32,321 (€27,390) on behalf of Mr. Dall’Aglio to the National Social Welfare Institution Pension Plan. This contribution is a mandatory contribution by Kaleyra S.p.A. on behalf of Mr. Dall’Aglio, and $10,106 (€8,564) for a private pension plan (Fondo di Previdenza Mario Negri). These amounts were recorded in euros and have been converted to U.S.

dollars for purposes of presentation in this table. An exchange rate of 1.180014 was used for 2018 and is based on the average exchange rate for the year ended December 31, 2018.
(8)	Ms. Pulzone became the Chief Financial Officer of Kaleyra S.p.A. on March 18, 2019, and ceased being Kaleyra’s EVP and Chief Financial Officer effective December 12, 2019.
(9)	Mr. Papa served as the Chief Financial Officer of Kaleyra S.p.A. prior to March 18, 2019.
(10)

Other Compensation for 2019 for Mr. Papa includes benefits in the amount of $8,092 (€7,229) for a company provided car net of reimbursement for personal usage percentage, $4,145 (€3,703) for health care insurance, $5,585 (€4,990) for life insurance benefits provided to managers within Kaleyra. Kaleyra S.p.A. also contributed $57,981 (€51,794) on behalf of Mr. Papa to the National Social Welfare Institution Pension Plan. This represents a mandatory contribution by Kaleyra S.p.A. on behalf of Mr. Papa, and $9,587 (€8,564) for a private pension plan (Fondo di Previdenza Mario Negri). These amounts were paid in euros and have been converted to U.S. dollars for purposes of presentation in this table. An exchange rate of 1.119446 was used for 2019 and is based on the average exchange rate as of year ended December 31, 2019. Other Compensation for 2018 for Mr. Papa includes benefits in the amount of $8,530 (€7,229) for a company provided car net of reimbursement for personal usage percentage, $4,369 (€3,703) for health care insurance, $5,913 (€5,011) for life insurance benefits provided to managers within Kaleyra. Kaleyra S.p.A. also contributed $50,613 (€42,892) on behalf of Mr. Papa to the National Social Welfare Institution Pension Plan. This represents a mandatory contribution by Kaleyra S.p.A. on behalf of Mr. Papa, and $10,106 (€8,564) for a private pension plan (Fondo di Previdenza Mario Negri). These amounts were paid in euros and have been converted to U.S. dollars for purposes of presentation in this table. An exchange rate of 1.180014 was used for 2018 and is based on the average exchange rate as of year ended December 31, 2018.

Name	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Dario Calogero	454,025	(1)	$3,745,706
Giacomo Dall’Aglio	227,013	(2)	1,872,857
Luca Giardina Papa	79,454	(3)	655,496

(1)

454,025 RSUs which vest as follows: 25% of the RSUs will vest on February 1, 2021, and the remaining 75% vest in twelve quarterly installments thereafter, beginning on May 1, 2021 and ending on February 1, 2024. Kaleyra will withhold shares of stock subject to the RSUs at the time of vesting for the purposes of satisfying any tax withholding obligations which arise in connection with the vesting of such RSUs issued to Mr. Calogero.

(2)

227,013 RSUs which vest as follows: 25% of the RSUs will vest on February 1, 2021, and the remaining 75% vest in twelve quarterly installments thereafter, beginning on May 1, 2021 and ending on February 1, 2024. Kaleyra will withhold shares of stock subject to the RSUs at the time of vesting for the purposes of satisfying any tax withholding obligations which arise in connection with the vesting of such RSUs issued to Mr. Dall’Aglio.

(3)

79,454 RSUs which vest as follows: 25% of the RSUs will vest on February 1, 2021, and the remaining 75% vest in twelve quarterly installments thereafter, beginning on May 1, 2021 and ending on February 1, 2024. Kaleyra will withhold shares of stock subject to the RSUs at the time of vesting for the purposes of satisfying any tax withholding obligations which arise in connection with the vesting of such RSUs issued to Mr. Papa.

Employment Arrangements with Named Executive Officers

Subsequent to December 31, 2019, Kaleyra on March 13, 2020 entered into an employment agreement with its Chief Executive Officer, Mr. Dario Calogero (the “Calogero Employment Agreement”). The Calogero Employment Agreement is for a three-year period commencing on November 26, 2019. It provides that Mr. Calogero shall serve as the Chief Executive Officer of Kaleyra and its subsidiaries, with services to be provided both in New York, New York and in Milan, Italy. The Calogero Employment Agreement provides that Mr. Calogero will receive a base salary at an annual rate of $450,000, subject to increase from time to time as determined by the Board or its Compensation Committee, as well as that he shall be eligible to receive an annual bonus and long-term equity-based awards. The target bonus opportunity for Mr. Calogero is 100% of his base salary (the “Calogero Annual Target Bonus”), and at the discretion of the Board, he may also be granted a special achievement bonus in recognition of a special event or achievement that has significantly improved the performance, strength or nature of Kaleyra and its business. Payment of a bonus based upon the Calogero Annual Target Bonus shall be done after the Compensation Committee has determined in its sole and absolute discretion whether Mr. Calogero’s performance has achieved the OKR, or other performance objectives established for purposes of bonuses. Beginning in 2021, Mr. Calogero is also eligible to receive grants of long-term awards in the form of cash and/or equity awards under the Kaleyra, Inc. 2019 Equity Incentive Plan. The Calogero Employment Agreement also provides that Mr. Calogero is eligible to participate in the all employee benefit and insurance plans that Kaleyra maintains for similarly situated executives, and that he will receive a relocation allowance covering the period of time that Mr. Calogero is based in New York (which is expected to end in July 2021) of $400,000 per year.

In the event that Mr. Calogero’s employment is terminated for “cause” by Kaleyra or because he resigns without “good reason” (as such terms are defined in the Calogero Employment Agreement), then he will be paid his base salary for the period prior to the effective date of termination and any accrued but unused vacation time, unreimbursed expenses and other payments and benefits prior to such termination. If Kaleyra terminates his employment without cause or he terminates his employment for good reason, then he will receive additional payments from Kaleyra. If such termination is not within the two-year period following a Change in Control (as such term is defined in the Calogero Employment Agreement), then Mr. Calogero will receive in addition to that which he would receive if his employment is terminated for cause, as a severance an amount equal to two times the sum of (1) his base salary, plus (2) an amount equal to the Calogero Annual Target Bonus, plus (3) a bonus for the year of termination, as well as immediate vesting of any service-based vesting conditions applicable to long-term awards previously granted, provided that any performance-vesting conditions shall still apply. Mr. Calogero will also receive insurance coverage for two years. If such termination is within the two-year period following a Change in Control, then the severance amount shall be for three times, rather than two times, the sum of (1) his base salary, plus (2) an amount equal to the Calogero Annual Target Bonus. In addition, if Mr. Calogero’s employment terminates because he becomes disabled or he dies, then there shall be immediate vesting of any outstanding, unvested long-term awards, including any performance-based awards.

Although there is not an employment agreement between Kaleyra’s EVP and Chief Financial Officer, Mr. Giacomo Dall’Aglio, as approved by the Board in December 2019, Mr. Dall’Aglio receives a base salary at an annual rate of €250,000, subject to increase from time to time as determined by the Board or its Compensation Committee, a monthly relocation allowance covering the period of time that Mr. Dall’Aglio is based in New York at the annual rate of €175,000, with payments ending on June 30, 2021, and he is eligible to receive a bonus of 50% of his base salary based upon financial and operational objectives achievable within an applicable fiscal year as well as long-term equity-based awards.

Kaleyra also on March 13, 2020, entered into an amendment of awards with Mr. Dall’Aglio (the “Dall’Aglio Amendment of Awards”). The Dall’Aglio Amendment of Awards provides that if Mr. Dall’Aglio’s employment is terminated for “cause” by Kaleyra or because he resigns without “good reason” (as such terms are defined in the Dall’Aglio Amendment of Awards) within the twelve months following a Covered Transaction (as such term is defined in the Kaleyra, Inc. 2019 Equity Incentive Plan), then one hundred percent of the remaining unvested long-term awards issued to Mr. Dall’Aglio in accordance with the terms of the Kaleyra, Inc. 2019 Equity Incentive Plan, shall become vested and immediately exercisable if the award requires exercise, and one hundred percent of the remaining undelivered shares shall be delivered for such awards that are restricted stock units.

Director Compensation

The following table sets forth the compensation earned for services performed for us as a director by each member of our Board of Directors, other than any directors who are also our named executive officers, during the fiscal year ended December 31, 2019.

Name	Fees earned or paid in cash (1)	Stock Awards ($)	RSU Awards ($) (2)	Total
Dr. Avi S. Katz, Chairman of the Board	$31,250	$—	$2,079,107	$2,110,357
Neil Miotto, Independent Director and Chairman of the Audit Committee	20,000	—	1,142,675	1,162,675
John Mikulsky, Independent Director and Chairman of the Compensation Committee	20,000	—	1,142,675	1,162,675
Simone Fubini, Independent Director and Chairman of the Nominating and Corporate Governance Committee (3)	12,500	—	768,108	780,608
Matteo Lodrini, Independent Director	15,000	—	768,108	783,108

(1)	All fees earned were paid out in December 2019.
(2)	The RSU awards amounts are based on the number of shares granted times the grant date fair value per share of $8.25. None of the RSUs granted in 2019 had vested as of December 31, 2019.
(3)	Mr. Fubini resigned as a director on February 10, 2020, and he passed away on March 27, 2020.

As of December 31, 2019, each current director, other than directors who are also our named executive officers, held the following outstanding restricted stock unit awards:

Name	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (4)
Avi Katz	252,013	(1)	$2,079,107
Neil Miotto	138,506	(2)	1,142,675
John Mikulsky	138,506	(2)	1,142,675
Simone Fubini (5)	93,104	(3)	768,108
Matteo Lodrini	93,104	(3)	768,108

(1)

252,013 RSUs, of which (i) 227,013 of such RSUs vest as follows: 25% of the RSUs will vest on February 1, 2021, and the remaining 75% vest in twelve quarterly installments thereafter, beginning on May 1, 2021 and ending on February 1, 2024, (ii) 20,000 of such RSUs vest in four quarterly installments, beginning on February 1, 2020 and subsequently on May 1, 2020, August 1, 2020, and November 1, 2020, and (iii) 5,000 of such RSUs vest on February 1, 2020.

(2)

138,506 RSUs, of which (i) 113,506 of such RSUs vest as follows: 25% of the RSUs will vest on February 1, 2021, and the remaining 75% vest in twelve quarterly installments thereafter, beginning on May 1, 2021 and ending on February 1, 2024, (ii) 20,000 of such RSUs vest in four quarterly installments, beginning on February 1, 2020 and subsequently on May 1, 2020, August 1, 2020, and November 1, 2020, and (iii) 5,000 of such RSUs vest on February 1, 2020.

(3)

93,104 RSUs, of which (i) 68,104 of such RSUs vest as follows: 25% of the RSUs will vest on February 1, 2021, and the remaining 75% vest in twelve quarterly installments thereafter, beginning on May 1, 2021 and ending on February 1, 2024, (ii) 20,000 of such RSUs vest in four quarterly installments, beginning on February 1, 2020 and subsequently on May 1, 2020, August 1, 2020, and November 1, 2020, and (iii) 5,000 of such RSUs vest on February 1, 2020.

(4)	Amounts are based on number of shares not vested times the grant date fair value per share of $8.25.
(5)	Mr. Fubini resigned as a director on February 10, 2020, and he passed away on March 27, 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Policy

Kaleyra’s Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the Audit Committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) Kaleyra or any of Kaleyra’s subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Kaleyra’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Kaleyra’s Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent Kaleyra enters into such transactions. The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the Audit Committee with all material information concerning the transaction. Kaleyra also requires each of Kaleyra’s directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Notes Payable to the Sellers in the Business Combination

Pursuant to the terms of an amendment to the Stock Purchase Agreement dated November 23, 2019, Kaleyra recognized the aggregate closing consideration to be paid to two of the sellers (Esse Effe and Maya Investments Limited (“Maya”) which is affiliated with our Chief Executive Officer, Mr. Calogero) at the closing of the Business Combination (the “Aggregate Closing Consideration”) in the form of unsecured convertible promissory notes (the “Notes”) for a specified principal amount (the “Note Principal Amount”). Of these Notes, two of them were issued at the closing of the Business Combination as unsecured promissory notes to each of Esse Effe and Maya, two companies incorporated in Italy and the U.K., respectively, that are affiliated with members of our Board of Directors, in the amounts of $6.0 million and $1.5 million respectively, (the “Cash Consideration Notes”). Interest on the Cash Consideration Notes will accrue at a fixed interest rate equal to the one-year U.S. dollar LIBOR interest rate published in The Wall Street Journal on the Closing Date, which is one and ninety-one hundredths percent (1.91%), plus a margin of one percent (1%) per annum. All interest on the Cash Consideration Notes was computed on the basis of a 365-day year and the actual number of days elapsed. The outstanding principal balance of the Cash Consideration Notes, plus all accrued and unpaid interest and fees due under the Cash Consideration Notes, shall, upon the receipt by Kaleyra, whether in a debt or equity financing event Kaleyra (which may include the receipt of cash from third parties with which Kaleyra has entered into forward share purchase agreements), of cash proceeds in an amount not less than $11.5 million (the “Financing Proceeds”), be due and payable no later than ten business days after Kaleyra receives the Financing Proceeds. The previously outstanding Cash Consideration Note held by Maya was repaid on June 30, 2020, with a total of $1.5 million in principal and $26,000 in accrued interest being paid to Maya. The principal amount of $6 million plus $105,000 in accrued interest of the Cash Consideration Note held by Esse Effe remained outstanding as of June 30, 2020, but was repaid on July 2, 2020. Please refer to note 9 to our condensed consolidated financial statements for the three months ended June 30, 2020 for further details. In addition, the outstanding amount due by Kaleyra was $7.5 million plus $131,000 of accrued interest as of June 30, 2020 ($7.5 million plus $22,000 of accrued interest as of December 31, 2019).

Notes Payable to Certain of the Founders of Kaleyra and their Affiliates

Prior to the closing of the Business Combination, the Company had issued to several of its stockholders or their affiliates various promissory notes that were due to be paid in full upon the closing of the Business Combination (such notes referred to collectively as either the “Extension Notes” or the “Working Capital Notes”). In conjunction with the completion of the Business Combination, Kaleyra and each of GigAcquisitions, LLC (the “Sponsor”) and an affiliate of the Sponsor, GigFounders, LLC, agreed to amend and restate the Extension Notes and Working Capital Notes held by them to provide that in lieu of repaying such promissory notes in full upon the closing of the Business Combination, the outstanding principal balance of such amended and restated notes (the “Amended Extension Notes” and the “Amended Working Capital Notes”), plus all accrued and unpaid interest (as described below) and fees due under the Amended Extension Notes and Amended Working Capital Notes, shall, upon the receipt by Kaleyra, whether in a debt or equity financing event by Kaleyra (which may include the receipt of cash from third parties with which Kaleyra has entered into forward share purchase agreements), of cash proceeds in an amount not less than $11.5 million (the “Financing Proceeds”), be due and payable no later than ten business days after Kaleyra receives the Financing Proceeds. Each of Sponsor and GigFounders, LLC, are managed by the Company’s Executive Chairman of the Board, Dr. Avi Katz. The other holders of Extension Notes and Working Capital Notes similarly agreed to amend and restate these notes to exchange them into Amended Extension Notes and Amended Working Capital Notes after the closing of the Business Combination. Interest on the Amended Extension Notes and Amended Working Capital Notes accrued at a fixed interest rate equal to the one-year U.S. dollar LIBOR interest rate published in The Wall Street Journal on the closing of the Business Combination, which is one and ninety-one hundredths percent (1.91%), plus a margin of one percent (1%) per annum. All interest was computed on the basis of a 365-day year and the actual number of days elapsed. None of the Amended Extension Notes or Amended Working Capital Notes will be convertible into securities of Kaleyra. All principal and accrued interest for the Amended Extension Notes and Amended Working Capital Notes was paid in full by the Company on June 30, 2020, and no amount remains outstanding for such notes.

Legal Services

During the years ended December 31, 2019 and 2018, Kaleyra S.p.A. purchased legal services by a partner of Studio Legale Chiomenti who is a family member of a key manager of Kaleyra S.p.A. Costs incurred by Kaleyra S.p.A. for the above legal services were $694,000 and $204,000 in the years ended December 31, 2019 and 2018, respectively, and $86,000 and $142,000 in the three and six months ended June 30, 2020.

Loans

During 2018 and 2019 Kaleyra S.p.A. granted personal loans to certain directors and executive managers. In November 2019, one of the two existing loans granted to Company’s directors and executive managers was reimbursed in full for a total amount of $36,000. The outstanding amount of these loans was $22,000 and $67,000 as of December 31, 2019 and 2018, respectively, and $21,000 for the three months ended March 31, 2020. The loan outstanding as of March 31, 2020 is not a loan to any executive officer or director of Kaleyra which would violate Section 402 of the Sarbanes-Oxley Act and was extinguished as of June 30, 2020.

Employee Relationships

In 2016, Alessandra Levy, the spouse of Kaleyra’s Chief Executive Officer, Dario Calogero, joined Kaleyra S.p.A. as an employee. Kaleyra S.p.A. was awarded certain contracts for services previously provided by Ms. Levy while employed by a prior company. These contracts had a cumulative value of $481,000 through 2018. Ms. Levy received no remuneration from Kaleyra S.p.A. or any third parties for her role in assisting

Kaleyra S.p.A. in obtaining the contracts. In 2018, these contracts were completed and Ms. Levy transitioned to a new role within the marketing team of Kaleyra S.p.A. From 2016 to 2018 Ms. Levy was paid salary and benefits in the total amount of $638,000. Ms. Levy received salary and benefits in the amount of $239,000 for the year ended December 31, 2019, and $60,000 for the three months ended March 31, 2020.

Solutions Infini Preference shares

As a part of the Solutions Infini purchase agreement, Kaleyra assumed the obligation to purchase Solutions Infini preference shares from certain executive managers of Solutions Infini in 2020 at a variable price determined based upon the target EBITDA of Solutions Infini expected for the year ending March 31, 2020. From an accounting perspective, these preference shares represent compensation for future services for the eligible employees. As of December 31, 2019, the outstanding obligation for preference shares due to executive managers was $1.8 million. In addition, during the year ended December 31, 2019, Kaleyra incurred $360,000 of compensation expense for executive managers, relating to preference shares compensation.

On March 9, 2020, Kaleyra signed a modification of the Solutions Infini purchase agreement to reduce the price of the preference shares to be purchased from the eligible employees of Solutions Infini in July 2020 to their face value, amounting to Indian Rupee 10.0 per each preference share. As a result of this modification, effective on January 30, 2020, the total preference shares obligation was reduced to Indian Rupee 132,000 ($2,000 at the March 31, 2020 exchange rate) and paid in full on July 31, 2020.

On January 31, 2020, Kaleyra agreed to pay, to the eligible employees of the preference shares, performance bonuses for a total amount of $3.5 million (at the June 30, 2020 exchange rate), to be paid in 2020, as a replacement of the preference shares obligation.

On March 24, 2020, given the prevailing situation of the COVID-19 pandemic both globally and in India, Kaleyra agreed with two of the eligible employees to delay payment of their performance bonuses, for a total amount of $1.4 million (at the June 30, 2020 exchange rate), and evaluate the timeline for payment thereof at a later date.

On July 31, 2020, following the resolution of the Board of Directors of Solutions Infini, the payment of the previously outstanding performance bonus obligation with two of the eligible employees was approved to be paid on August 31, 2020 for $1.4 million (at the June 30, 2020 exchange rate).

Pre-Business Combination Related Party Transactions of Kaleyra

During October 2017, the Sponsor, Cowen Investments LLC, Irwin Silverberg and Jeffrey Bernstein purchased 4,267,500 shares of common stock issued in a private placement (the “Founder Shares”) for $25,000, or approximately $0.005858 per share. In November and December 2017, Kaleyra canceled 738,750 Founder Shares for no consideration. Additionally, on December 7, 2017, Kaleyra issued an aggregate of 65,000 shares of its common stock solely in consideration of then-future services to each of its independent directors and to Mr. Barrett Daniels, Kaleyra’s former Vice President and Chief Financial Officer (the “Insider Shares”). As a result, each of Messrs. Mikulsky, Wang and Porter have received 20,000 Insider Shares, and Mr. Daniels received 5,000 Insider Shares, which were cancelled upon Mr. Daniels’s resignation in July 2018.

The Sponsor, Cowen Investments LLC, and Messrs. Silverberg and Bernstein purchased from Kaleyra an aggregate of 489,500 units at a price of $10.00 per unit in a private placement that occurred simultaneously with the completion of the initial closing of Kaleyra’s (f/k/a GigCapital) initial public offering consummated on December 12, 2017 (the “IPO”), and they also purchased from Kaleyra an aggregate of 8,756 private placement units in a private placement that occurred simultaneously with the completion of the second closing of the IPO in connection with the exercise of the over-allotment option. Subsequent to the second closing of the IPO, Cowen Investments LLC transferred certain of its securities to Cowen Investments II LLC. Collectively, the Sponsor,

Cowen Investments LLC, Cowen Investments II LLC and Messrs. Silverberg and Bernstein are referred to as the “Founders”). Each private placement unit consists of one share of Kaleyra’s common stock, three-fourths of a warrant, and one right to receive one-tenth of a share of common stock upon the consummation of the initial business combination. The warrants to purchase 10,781,247 shares of common stock originally issued as part of the units sold in our IPO (the “Public Warrants”) and the 373,691 warrants to purchase shares of common stock issued in a private placement to the Founders in connection with the IPO (the “Placement Warrants”) are only exercisable for whole shares at $11.50 per share. Unlike the Public Warrants, if held by the original holder or its permitted transferees, the Placement Warrants are not redeemable by Kaleyra and subject to certain limited exceptions, are subject to transfer restrictions until November 25, 2020 (one year following the consummation of the Business Combination). If the Placement Warrants are held by holders other than the initial holders or their permitted transferees, the Placement Warrants will be redeemable by Kaleyra and exercisable by holders on the same basis as the Public Warrants. Upon the consummation of the Business Combination, the 498,256 private placement units purchased by the Founders resulted in the issuance of 498,256 shares of common stock and the conversion of the rights that constituted a part of the private placement units into 49,827 shares of common stock.

Subject to certain limited exceptions, the Founders and management team have agreed not to transfer, assign or sell any of their Founder Shares, Insider Shares, shares issued upon the conversion of the rights that constituted a part of the private placement units, the placement warrants or the shares underlying the placement warrants, until November 25, 2020 (one year after the date of the consummation of the Business Combination). Notwithstanding the foregoing, (1) if the last sale price of Kaleyra’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (2) if Kaleyra consummates a liquidation, merger, stock exchange or other similar transaction after the Business Combination which results in all of Kaleyra’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, then the aforenamed securities will be released from the lock-up. Permitted transferees would be subject to the same restrictions and other agreements of the Founders and management team with respect to any such securities.

Kaleyra’s IPO prospectus and amended and restated certificate of incorporation provided that Company initially had until March 12, 2019 (the date which was 15 months after the consummation of the IPO) to complete a business combination. Kaleyra’s IPO prospectus and amended and restated certificate of incorporation also provided that Kaleyra could extend such 15 months period an additional three months if the Founders deposited into Kaleyra’s trust account established following the IPO an amount equal to the aggregate total of $0.10 per public share sold in the IPO, for a total deposit of $1.4 million.

On March 6, 2019, Kaleyra issued four unsecured promissory notes in the aggregate principal amount of $1.4 million, representing $0.10 per public share. These notes were issued to the Sponsor and three other Founders. The aggregate funds were deposited into Kaleyra’s trust account, and as a result, the period of time Kaleyra had to consummate a business combination and the date for cessation of operations of Kaleyra if Kaleyra had not completed a business combination was extended from March 12, 2019 to June 12, 2019 (“Initial Extension”). The terms of the trust agreement did not require an amendment of the amended and restated certificate of incorporation in order to accomplish the Initial Extension.

In conjunction with the approval of an amendment to the amended and restated certificate of incorporation to further extend the time to consummate a business combination to December 12, 2019, the (“Second Extension”), certain of the Founders and certain of their affiliates agreed to contribute to Kaleyra as a loan $240,000 for each calendar month, or portion thereof, that was needed by Kaleyra to complete the Business Combination with Kaleyra S.p.A. (each, a “Contribution”). The Contributions were conditional upon the implementation of the Second Extension. The Contributions did not bear interest and were repayable by Kaleyra upon consummation of the Business Combination with Kaleyra S.p.A. The Sponsor had the sole discretion to determine whether to continue extending for additional months until the Extended Date, and if the Sponsor determined not to continue extending for additional months, the obligation of the Founders to make additional

Contributions would have terminated and Kaleyra would have dissolved and liquidated in accordance with its amended and restated certificate of incorporation.

On June 10, 2019, Kaleyra issued four non-convertible unsecured promissory notes (each, a “Second Extension Note” and collectively the “Second Extension Notes”) in the aggregate principal amount of $240,000 to certain of the Founders. Kaleyra deposited the funds into the trust account.

On June 10, 2019, Kaleyra issued an additional four convertible unsecured promissory notes as the Working Capital Notes in the aggregate principal amount of $91,667 to certain of the Founders. The Working Capital Notes were issued to provide Kaleyra with additional working capital during the Second Extension and were not deposited into the trust account. Kaleyra issued the Working Capital Notes in consideration for loans from the payees to fund Kaleyra’s working capital requirements. The convertible notes are convertible at the payee’s election upon the consummation of the Business Combination. Upon such election, the convertible notes would convert, at a price of $10.00 per unit, into units identical to the private placement units issued in connection with Kaleyra’s IPO, except that the Placement Warrants issued to the non-Sponsor Founders, so long as they are held by the non-Sponsor Founders, or any of their related persons under FINRA rules, will expire five years from December 7, 2017 (the effective date of Kaleyra’s registration statement related to the IPO).

On July 10, 2019, in connection with the second monthly Contribution, certain of the Founders and their affiliates deposited an additional aggregate $240,000 into the trust account, Kaleyra cancelled the Second Extension Notes dated June 10, 2019, in the amount of $240,000 in the aggregate, and reissued each of the Third Extension Notes to include the aggregate of both the first and second monthly Contribution amounts for each payee, totaling $480,000.

On July 10, 2019, in connection with the second monthly Contribution, an additional aggregate $64,932 of working capital was loaned to Kaleyra by certain of the Founders and their affiliates, and as a result Kaleyra cancelled the original Working Capital Notes dated June 10, 2019 in the amount of $91,667 and reissued the Second Working Capital Notes to include the aggregate of both the first and second working capital loans to Kaleyra for each payee in the total amount of $156,599. The Second Extension Notes and Second Working Capital Notes bore no interest and were repayable in full upon the consummation of the Business Combination.

On August 12, 2019, in connection with the third and fourth monthly Contribution, certain of the Founders and affiliates thereof deposited an additional aggregate $480,000 into the trust account, and Kaleyra cancelled certain of the Third Extension Notes dated July 10, 2019, in the amount of $204,302 in the aggregate, and reissued each of the Fourth Extension Notes to include the aggregate of the first through the fourth monthly Contribution amounts for the payees, totaling $684,302.

On August 12, 2019, in connection with the third and fourth monthly Contribution, an additional aggregate $252,568 of working capital was loaned to Kaleyra by the certain of the Founders and affiliates thereof, and as a result Kaleyra cancelled certain of the Second Working Capital Notes dated July 10, 2019 in the amount of $66,653 and reissued the Third Working Capital Notes to include the aggregate of the first through the fourth working capital loans to Kaleyra for the payees in the total amount of $319,221. The Fourth Extension Notes and Third Working Capital Notes also bore no interest and were repayable in full upon the consummation of the Business Combination.

From September 24, 2019 through September 27, 2019, in conjunction with the fifth monthly Contribution, an additional aggregate of $110,029 for deposit into the trust account was loaned to Kaleyra by certain of the Founders and affiliates thereof.

From September 24, 2019 through September 27, 2019, in conjunction with the fifth monthly Contribution, an additional aggregate of $133,728 of working capital was loaned to Kaleyra by certain of the Founders and affiliates thereof.

On October 2, 2019 and October 11, 2019, in conjunction with the fifth monthly Contribution, an additional aggregate of $129,971 for deposit into the trust account, was loaned to Kaleyra by certain of the Founders and affiliates thereof, for a total aggregate of $240,000 loaned for deposit in the trust account in conjunction with the fifth monthly Contribution. Effective October 11, 2019, Kaleyra cancelled the Fourth Extension Notes dated August 12, 2019 in the amount of $684,302 and reissued each of the Fifth Extension Notes to include the aggregate of the first through the fourth monthly Contribution amounts for the payees, totaling $924,302.

On October 2, 2019 and October 11, 2019, in conjunction with the fifth monthly Contribution, an additional aggregate of $157,967 of working capital was loaned to Kaleyra by certain of the Founders and affiliates thereof, for a total aggregate of $291,695 working capital loaned in conjunction with the fifth monthly Contribution. Effective October 11, 2019, Kaleyra cancelled the Third Working Capital Notes dated August 12, 2019 in the amount of $319,221 and reissued the Fourth Working Capital Notes to include the aggregate of the first through the fourth working capital loans to Kaleyra for the payees in the total amount of $610,916. The Fifth Extension Notes and Fourth Working Capital Notes also bore no interest and were repayable in full upon the consummation of the Kaleyra S.p.A. Business Combination.

On November 12, 2019, in conjunction with the sixth monthly Contribution, an additional aggregate of $240,000, for deposit into the trust account, was loaned to Kaleyra by certain of the Founders and affiliates. Effective November 12, 2019, Kaleyra cancelled the Fifth Extension Notes dated October 11, 2019 in the amount of $924,302 and reissued each of the Sixth Extension Notes to include the aggregate of the first through the fifth monthly Contribution amounts for the payees, totaling $1,164,302.

As noted above, all principal and accrued interest for all of the Extension Notes and Working Capital Notes was paid in full by the Company on June 30, 2020, and no amount remains outstanding for such notes.

The Sponsor agreed, commencing on December 7, 2017, through the consummation of the Business Combination, to make available to Kaleyra certain general and administrative services, including office space, utilities and administrative support, as Kaleyra required from time to time. Kaleyra agreed to pay the Sponsor an aggregate of $20,000 per month for these services. Dr. Avi S. Katz, the Executive Chairman of the Board of Directors, is the manager of the Sponsor. In addition, he and Mr. Miotto, one of Kaleyra’s independent directors, have formed a partnership, of which 90% is owned by Dr. Katz and the remaining 10% is owned by Mr. Miotto, and that partnership, which is also managed by Dr. Katz, has a financial and voting interest in the Sponsor that entitles this partnership to participate in any economic return that the Sponsor receives for its investment in Kaleyra in accordance with terms negotiated with the other holders of financial and voting interests in our Sponsor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of common stock of Kaleyra by:

•	each person known to be the beneficial owner of more than 5% of the common stock of Kaleyra;

•	each of Kaleyra’s officers and directors; and

•	all executive officers and directors of Kaleyra as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days, or restricted stock units that will vest within 60 days. As of August 3, 2020 there were 28,475,081 shares of our common stock issued and outstanding.

Unless otherwise indicated, Kaleyra believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock of Kaleyra beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares		% of Class (2)
GigAcquisitions, LLC (3)	2,584,291	(4)	8.99%
Esse Effe S.p.A. (5)	5,581,336	(6)	19.60%
EFFE PI Società Semplice	5,581,336		19.60%
Maya Investments Limited (7)	5,483,581	(8)	19.26%
GigFounders, LLC (9)	715,698		2.51%
Dr. Avi S. Katz (3)(9)	3,324,989	(4)	11.56%
Neil Miotto	25,000	*	*
John Mikulsky	45,000	*	*
Dario Calogero (7)	5,483,581	(8)	19.26%
Giacomo Dall’Aglio	180,145	*	*
Matteo Lodrini	25,000	*	*
Dr. Emilio Hirsch	5,581,336		19.60%

All directors and executive officers (7 individuals) as a group	14,665,051		50.98%

Geode Capital Management LP	2,170,776	(10)	7.62%
AQR Capital Management LLC	1,125,000	(11)	3.95%
Lighthouse Investment Partners, LLC	1,043,416	(12)	3.66%
Nomura Global Financial Products, Inc.	1,623,000	(13)	5.70%

*	Less than 1%.
(1)

Unless otherwise indicated, the business address of GigAcquisitions, LLC, GigFounders, LLC and each of Dr. Avi S. Katz, Neil Miotto and John Mikulsky is 1731 Embarcadero Road, Suite 200, Palo Alto, CA 94303. The address for Esse Effe S.p.A. and Effe Pi S.S. is 41, Via Valeggio, Torino, Italy, 10129, Maya Investments Limited is Corso De Porta Nuova 16, Milan, Italy, 20121 and the other individuals is c/o Kaleyra, S.p.A., Via Marco D’Aviano, 2, Milano MI, Italy, 20131.

(2)

Based on 28,475,081 shares of common stock outstanding on August 3, 2020. In accordance with SEC rules, percent of class as of August 3, 2020, is calculated for each person and group by dividing the number of shares beneficially owned by the sum of the total shares outstanding plus the number of shares subject to securities exercisable by that person or group within 60 days.

(3)

Represents shares held by GigAcquisitions, LLC. The shares held by GigAcquisitions, LLC are beneficially owned by Dr. Avi S. Katz, the Chairman of the Board of Kaleyra, and the manager of GigAcquisitions, LLC, who has sole voting and dispositive power over the shares held by GigAcquisitions, LLC.

(4)	Includes 271,776 shares of the Issuer’s common stock underlying warrants that are exercisable within 60 days.
(5)

Esse Effe S.p.A. is affiliated with EFFE PI Società Semplice (“EFFE PI”) and Dr. Emilio Hirsch, and the shares are beneficially owned by EFFE PI and Dr. Hirsch, who is one of the directors of the Issuer.

(6)	Does not include Esse Effe S.p.A’s contingent right to receive up to 950,211 Earnout Shares in accordance with terms of the Stock Purchase Agreement.
(7)	Maya Investments Limited is affiliated with Dario Calogero and the shares are beneficially owned by Mr. Calogero who is the Chief Executive Officer and a director of Kaleyra.
(8)	Does not include Maya Investments Limited’s contingent right to receive up to 667,643 Earnout Shares in accordance with terms of the Stock Purchase Agreement.
(9)

Represents shares held by one of the members of GigAcquisitions, LLC which it received from GigAcquisitions, LLC. The shares held by GigFounders, LLC are beneficially owned by Dr. Avi S. Katz, and the Managing Member of GigFounders, who has sole voting and dispositive power over the shares held by GigFounders, LLC.

(10)

Based on the Schedule 13G filed by Geode Capital Management, LP as filed with the SEC on February 13, 2020. Includes 2,170,776 shares underlying warrants that are exercisable within 60 days. The business address reported is 100 Summer Street 12th Floor, Boston, MA 02110.

(11)

Based on the Schedule 13G filed by AQR Capital Management LLC as filed with the SEC on February 14, 2020. Includes 1,125,000 shares underlying warrants that are exercisable within 60 days. The business address reported is Two Greenwich Plaza, Greenwich, CT 06830.

(12)

Based on the Schedule 13G filed by Lighthouse Investment Partners, LLC as filed with the SEC on February 6, 2020. Includes 1,043,416 shares underlying warrants that are exercisable within 60 days. The business address reported is 801 PGA Boulevard, Suite 500, Palm Beach Gardens, FL 33410.

(13)	Based on the Schedule 13G filed by Nomura Holdings Inc., for NGFP, as filed with the SEC on February 14, 2020. The business address reported is 1-9-1 Nihonbashi, Chuo-ku, Tokyo 103-8645, Japan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange requires our management team and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the fiscal year ended December 31, 2019 there were no delinquent filers, except for Esse Effe S.p.A which had one delinquent filing related to shares received upon the consummation of the Business Combination as a result of a delay in issuance to it of EDGAR filing codes.

STOCKHOLDER PROPOSALS OR NOMINATIONS

TO BE PRESENTED AT NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our proxy statement for the 2021 annual meeting. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to the Secretary at our principal executive offices no later than the close of business on May 20, 2021 (120 days prior to the anniversary of this year’s mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Nominating and Corporate Governance Committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals. For information on qualifications of director nominees considered by our Nominating and Corporate Governance committee, see the “Corporate Governance” section of this proxy statement.

In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the board or to propose any business at our 2021 annual meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Secretary at our principal executive offices, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2021 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2020 annual meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2021 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. To make a submission or request a copy of our Bylaws, stockholders should contact our Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the board of directors knows of no other business that will be conducted at the 2020 annual meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Kaleyra stock but sharing the same address, we have adopted a procedure approved by the SEC called ‘householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please submit a request to our Corporate Secretary, or call ICR, Inc. at (203-682-8299), and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you. You can also contact ICR, Inc. at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By order of the Board of Directors

/s/ Dr. Avi S. Katz

Dr. Avi S. Katz

Secretary

September 18, 2020

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet—Q U I CK ï^ï^ï^ E A SY IMMEDIATE—24 Hours a Day, 7 Days a Week or by Mail KALEYRA, INC. Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on October 21, 2020. INTERNET www.cstproxyvote – .com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically https://www. cstproxy at the annual .com/kaleyra/2020 meeting. To attend; MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. ï³ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ï³ PROXY Please mark your votes X like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 4, AND “ONE YEAR” FOR PROPOSAL 3. FOR all Nominees WITHHOLD ONE TWO THREE 1. Election of Directors listed to the left AUTHORITY 3. An advisory vote regarding the YEAR YEARS YEARS ABSTAIN (except as marked to vote for all nominees frequency of future advisory (1) Emilio Hirsch to the contrary) listed to the left (2) John J. Mikulsky votes on the compensation of our named executive officers. FOR AGAINST ABSTAIN 4. Ratification of independent (To withhold authority to vote for any individual nominee, registered public accounting firm. strike a line through that nominee’s name in the list above) 2. An advisory vote regarding the FOR AGAINST ABSTAIN 5. To address such other matters as may properly come approval of compensation paid to our before the 2020 annual meeting or any adjournment or named executive officers. postponement thereof. CONTROL NUMBER Signature____________________________________Signature, if held jointly_____________________________________ Date_____________, 2020 Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held October 22, 2020. To view the 2020 Proxy Statement, 2020 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/kaleyra/2020 ï³ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ï³ PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS KALEYRA, INC. The undersigned appoints Dario Calogero and Dr. Avi S. Katz, and each of them as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Kaleyra, Inc. held of record by the undersigned at the close of business on September 4, 2020 at the Annual Meeting of Stockholders of Kaleyra, Inc. to be held on October 22, 2020, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 4, AND “ONE YEAR” FOR PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)